U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 20, 2012

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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

2415 East Camelback Road Suite 700, Phoenix, AZ  85016
 (Address of principal executive offices)

 (720) 446-6087
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 20, 2012, William C. Berridge resigned as a member of the Board of Directors of Bonanza Goldfields Corporation (the “Company”).  Mr. Berridge had no disagreement with the Bonanza Goldfields Corporation on any matter related to the Company’s operations, policies or practices.

Effective July 20, 2012, Michael Stojsavljevich was appointed as a member of our Board of Directors.

Mr. Stojsavljevich’s biography is as follows:

From April, 2011 to the present, Michael Stojsavljevich was Managing Partner with Episteme Advisory Group, a Boutique Corporate Strategy and Marketing Advisory Consultancy firm. From February 2007 through February 2011, Mr. Stojsavljevich was Chief Strategy Officer at the United States Mint, an agency of the United States Treasury Department. From 1999 through 2007, Mr. Stojsavljevich was in managing positions in Marketing, Finance and Corporate Affairs departments at Altria Corporate Services, Philip Morris USA, and Miller Brewing Company. Mr. Stojsavljevich earned a Master’s Degree in Business Economics from Western Michigan University and a Bachelor’s Degree in Economics from Indiana University.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

99.1       Board of Directors consent.

99.2       Resignation of William C. Berridge, July 20, 2012

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Bonanza Goldfields Corp.

Date: July 25, 2012	By:	/s/ Michael Stojsavljevich
Michael Stojsavljevich
Chief Executive Officer